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                                                                   EXHIBIT 99.1


STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
AUTHORIZATION FORM
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                                                 PLEASE SIGN THE AUTHORIZATION
                                                 LOCATED ON THE REVERSE SIDE OF
                                                 THIS FORM and complete the
                                                 information below only if it
{{logo}}                                         has changed.

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P. O. Box 2101, New Bedford, MA 02741-2101                         Name 1

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                                                                   Name 2

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                                                                   Street Address

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                                                                   City/State/Zip Code

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                                                                   Home Telephone Number

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                                                                   Business Telephone Number

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NOTE: THIS IS NOT A PROXY

Completion and return of this Authorization Form authorizes your enrollment in the Seacoast Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan.

DO NOT RETURN THIS FORM UNLESS YOU WISH TO PARTICIPATE IN THE PLAN.

/ / FULL COMMON STOCK DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASES - If you check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on all shares of Common Stock currently or subsequently registered in your name, as well as on the shares of Common Stock credited to your Plan Account. In addition cash payments of not less than $100 per payment, up to a total of $5,000 per quarter will be used to purchase additional shares of Common Stock.

/ / PARTIAL DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASES - If you check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on ________% of the shares (25%, 50%, 75%) of Seacoast Financial Services Corporation stock held by you in certificate form and to apply these dividends, together with any voluntary cash payments ranging from $100 minimum to a cumulative $5,000 maximum per quarter, that you may make to the purchase of Seacoast Financial Services Corporation stock.

/ / OPTIONAL CASH PURCHASES ONLY - If you check this option, a Plan account will be established to receive your optional cash payments of not less than $100 per payment, up to a total of $5,000 per quarter. Such cash payments will be used to purchase additional shares of Common Stock. You will continue to receive your dividend by check on the shares you are holding.

NOTE: CHECKS SUBMITTED FOR OPTIONAL CASH PURCHASES OF STOCK MUST BE RECEIVED NOT
      LESS THAN 5 DAYS AND NO MORE THAN 30 DAYS PRIOR TO THE INVESTMENT DATE. (SEE PROSPECTUS FOR DETAILS)

I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment Plan as described in the Plan Prospectus that accompanied this Authorization Form and that I may revoke this authorization at any time by notifying Registrar and Transfer Company, in writing, of my desire to terminate my participation.

Please return this Authorization Form in the envelope provided to: Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.



Stockholder X            Date       Stockholder X            Date
             ------------    -------             ------------    -------